EXHIBIT 10.13

LEASE AGREEMENT
(Multi-Tenant – Triple Net)

1. PARTIES. THIS LEASE AGREEMENT (the "Lease") is entered into on **April 11, 2007** between **Pine Forest Properties, Inc.** ("Landlord") and **Radiant Logistics, Inc. (formerly Airgroup Express)** ("Tenant"). Landlord and Tenant agree as follows:

2. LEASE SUMMARY

a. Lease Premises. The leased commercial real estate (the "Premises") located at **1227-120th Avenue NE, Bellevue, WA 98005**. **The Premises** consists of the real property legally described on attached **Exhibit A**. The Premises consist of approximately **6,942 square feet** of rentable office space on the second (2nd) floor and **3,848 square feet** of rentable warehouse space on the first (1st) floor.

b. Lease Term. Twenty-four (24) Months.

c. Lease Commencement Date. The lease shall commence on **May 1, 2007**.

d. Lease Termination Date. The lease shall terminate on **April 30, 2009.**

e. Option to Extend Lease Term. N/A.

f. Right of First Opportunity: N/A.

g. Early Termination Clause: N/A.

h. Base Rent. The base monthly rent shall be according to the Rent Schedule attached hereto as **Exhibit B**. Rent shall be payable at Landlord's address shown in Section **2(j)** below, or such other place designated in writing by Landlord.

1. **Prepaid Rent and Security Deposit.** Upon execution of this Lease, Tenant shall deposit with Landlord the sum of **$10,627.15** (the "Deposit") as prepaid rent and security deposit. The monies shall be allocated as follows:

    a. **Prepaid Rent: $10,627.15** shall be applied to monthly rent due for the 1st month of the lease term.

    b. **Security Deposit:** The **$3,600.00** Security Deposit held from the previous lease agreement with Airgroup Corporation and assigned to Radiant Logistics, Inc. shall be transferred to this lease agreement for performance by Tenant of the provisions of this Lease.

    If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by it resulting from Tenant's default. Tenant shall on demand immediately pay to Landlord the sum necessary to replenish the security deposit to that initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant or such portion that has not been applied as set forth herein. Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord can maintain the security deposit separate and apart from Landlord's general funds or can commingle the security deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

In the event that this Lease is terminated before end of full term for any reason, any rent paid for any period beyond the termination day shall be considered an additional security deposit.

i. **Permitted Use.** The Premises shall be used only for **General Offices and Storage** and for no other purpose without the prior written consent of Landlord.

j. **Notice and Payment Address:**

Landlord:	Pine Forest Properties, Inc. 11980 NE 24th Street, Suite 200 Bellevue, WA 98005	**Tenant:**	Radiant Logistics, Inc. 1227-120th Avenue NE Bellevue, WA 98005

3. **TENANT'S SHARE OF OPERATING EXPENSES.** Tenant shall pay to Landlord, as Additional Rent, an amount estimated by Landlord to be Tenant's share of the operating expenses (as defined in this section). This amount is payable on or before the first day of each month, commencing on the Lease Commencement Date, or on the first day of the following month if the term commences on other than the first day of a month, as the case may be, and continuing during the term.

Tenant's proportionate share of the operating expenses shall be equal to the ratio of the total number of square feet in the Premises to the total number of leasable square feet in the building of which the Premises are a part. The Premises cover **approximately 10,790** rentable square feet and the building contains **approximately 82,337.90** rentable square feet. Tenant's pro-rata share of the operating expenses shall be at 13.10%. Operating costs that cover a period not within the term of this lease shall be prorated.

The monthly expenses at the start of lease term shall be **$3,389.01**. Landlord can adjust the monthly operating expenses at the beginning of each accounting period on the basis of Landlord's reasonable anticipated costs for that accounting period.

An accounting period is a calendar year, starting on January 1 of each calendar year of the Lease Term, except that the first accounting period shall commence on the date the term commences and the last accounting period shall end on the date the term expires or terminates.

Landlord shall furnish to Tenant, after each accounting period, a statement showing the total operating expenses, Tenant's share of those expenses and the payments made by Tenant for the operating expenses with respect to such accounting period. Tenant shall have the right at its own expense, to audit the operating expenses on the terms set forth in paragraph 4 below.

If Tenant's share of operating expenses for the accounting period exceeds the payments made by Tenant, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of the statement. If Tenant's payments made during the accounting period exceed Tenant's share of the operating expenses, Landlord shall credit the excess against the net payment of rent due from Tenant.

The term "operating expenses" includes all expenses incurred with respect to the maintenance and operation of the building and/or project of which the leased Premises are a part, including, but not limited to any commercially reasonable maintenance and repair costs, water, sewer, and other utilities, management fees, wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the building and/or project, amount paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the building and/or project, all services, supplies, repairs, replacements or other expenses for maintaining and operating the building and/or project including common areas and parking areas. The term "operating expenses" also includes all real property taxes and installments of special assessments, including special assessments due to deed restrictions and/or owners' associations, which accrue against the building and/or project of which the leased Premises are a part during the term of this Lease as well as all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance, with respect to the building and/or project. The term "operating expenses" does not include repairs, restoration or other work occasioned by fire or other casualty, income and franchise taxes of Landlord, expenses incurred in leasing or procuring of tenants, leasing commission, advertising

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expenses, expenses for renovating of space for new tenants, interest or principal payments on mortgage or other indebtedness of Landlord, any maintenance or repair to the foundation or other capital expenditure items as defined by local customs and practices. All cost recovery shall be straight line amortized according to the life of the repair or improvement and per other local customs and practices. Tenant shall have the right, upon written request to Landlord, to audit expense statements and operating budgets, at Landlord's local offices as set forth in paragraph 4 below.

4. AUDIT RIGHTS. Tenant may, within 90 days after receiving Landlord's statement of Expenses for an Operating period, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that operating period. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses for the operating period and shall be barred from raising any claims regarding the Expenses for that operating period and any prior operating period. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. In addition, if Landlord and Tenant determine that Expenses were less than stated by five percent (5%), then Landlord will pay the reasonable cost of such review by Tenant. The records obtained by Tenant shall be treated as confidential.

5. POSSESSION. Tenant is currently in possession of the space.

6. **RENT.** Without prior notice or demand, Tenant agrees to pay to Landlord monthly rent and Additional Rent (collectively known herein as "rent") in accordance with Section **2(h)** above for the Premises, on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof. Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Said rent shall be paid to Landlord at the address to which notices to Landlord are to be given without deduction or offset in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.

7. **USE.** Tenant shall use the Premises in accordance with Section **2(i)** above and incidental uses and hereby agrees that it has determined to its satisfaction that the Premises can be used for those purposes. Tenant waives any right to terminate this lease in the event that Premises cannot be used for such purposes during the lease term. The Premises may not be used for any other purpose without Landlord's consent.

Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any signs, symbols, drapes or other materials without written consent of Landlord.

Landlord gives to Tenant and its employees, authorized representatives, and business invitees a nonexclusive right to the reasonable use and enjoyment of the common areas, subject to Landlord's rights set forth herein.

8. **ALTERATIONS, ADDITIONS AND IMPROVEMENTS BY TENANT.** Tenant shall not make or allow to be made any alternations, additions or improvements in or to the Premises (collectively "Alterations") without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, following notice (including copies of proposed plans and specifications) to the Landlord, Tenant shall have the right to make non-structural Alternations that do not affect plumbing, mechanical, electrical or HVAC systems in any way or any portion of the Building outside the Premises costing up to Fifteen Thousand Dollars ($15,000) aggregate in any twelve (12) month period for strictly cosmetic work performed within the Premises by Tenant such as the installation of wall coverings, or floor coverings without Landlord's consent, so long as Tenant has provided the required notice. Landlord's consent shall not be withheld with respect to proposed Alternations that (a) comply with all applicable laws, ordinances, rules and regulations; (b) are compatible with the Building or other comparable Buildings in the Market Area, in architecture and its mechanical, electrical, HVAC and life safety systems; (c) do not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (d) do not affect the structural, electrical or mechanical portions of the Building; (e) do not and shall not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building; (f) do not reduce the value of the Premises or increase the cost to Landlord of reletting the Premises and (g) otherwise are in conformance with Landlord's requirements. In determining whether to consent to the proposed to the proposed Alterations, Landlord shall review plans and specifications for proposed Alternations, construction and the time for performance of such work. Tenant shall supply to Landlord any documents and information reasonably requested by Landlord in connection with any Alternations to the Premises. If in Landlord's reasonable opinion, it is necessary that consultants review such documents and information, Landlord may hire such consultants and Tenant shall reimburse the Landlord for all costs incurred in reviewing the plans. Upon review of all necessary relating to Tenant's proposed improvements, if Landlord approves the Alternations, Landlord shall alert Tenant if Tenant has an obligation to remove any Tenant's proposed improvements upon vacating the Premises. All Alternation permitted hereunder shall be made and performed by Tenant or by bonded and licensed contractors reasonably approved by Landlord, without cost or expense to Landlord, or, at Landlord's election with Tenant's approval, may be performed by Landlord as an Extra Service. Upon completion of any material Alterations, Tenant shall provide Landlord, at Tenant's expense, with a complete set of "as built" plans and specifications reflecting the actual conditions of the Alterations as constructed in the Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes if reasonably available.

9. **LIENS.** Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated cost of any improvements, additions, or alterations in the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

10. **INSURANCE.** Landlord shall provide and maintain throughout the term of the Lease fire and extended coverage insurance in the amount of the full insurable value of the Building containing the Premises. Tenant assumes the risk of loss to its furnishings, trade fixtures, equipment and supplies which shall not be insured under the above policy and shall carry an insurance policy for the value of its personal property located n the Premises. Tenant will provide and maintain throughout the term of the Lease liability insurance underwritten by a firm satisfactory to Landlord covering all persons and property on the Premises in connection with Tenant's business in the following amounts:

a. $1,000,000.00 combined Single Limit for Bodily Injury and Property Damage, or

b. $ 500,000.00 each occurrence for Bodily injury and $250,000.00 each occurrence for Property Damage.

The Landlord shall be named as an additional insured and shall be furnished with a certificate of insurance. Such coverage shall be primary and noncontributing with any insurance carried by the Landlord. The liability insurance policy shall contain endorsements requiring 30 days notice to Landlord prior to any cancellation or any reduction in amount of coverage. Tenant, as a material part of the consideration to be rendered to Landlord, hereby agrees to defend, indemnify and hold harmless Landlord its agents, servants, employees, officers, directors and partners forever against and from (i) any penalty, damages, charges or costs imposed or resulting from any violation by Tenant, its servants, agents or employees of any law, order or ordinance of any governmental agency respecting the Premises and other space in the building used by Tenant, including use of the roof; (ii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of or from any accident or other occurrence on or about the Premises or the common areas to Tenant, its guests, licenesees, servants, agents or employees not caused by the gross negligence or intentional act or omission of Landlord or its servants, agents or employees; (iii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of any failure of Tenant in any respect to comply with or perform all the requirements and provisions of this Lease; and (iv) any and all other claims, costs and liabilities, including reasonable attorney's fees, arising from Tenant's use of the Premises, or arising from the conduct of Tenant's business, or from any activity, work or things done, permitted or suffered by Tenant or any of Tenant's agents, contractors or employees, except to the extent that such claims arise out of or in any way are connected with, or resulting from the gross negligence, act or omission of Landlord, its officers, agents, contractors or employees. This indemnity shall not extend to the intentional or grossly negligent acts or omissions of Landlord or its agents, officers, contractors or employees

Landlord shall protect, indemnify and hold harmless Tenant, its agents, servants, employees, officers, directors and partners forever against and from (i) any penalty, damages, charges or costs imposed or resulting from any violation by Landlord, its servants, agents or employees of any law, order or ordinance of any governmental agency respecting the common areas and (ii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of or from any accident or other occurrence on or about the common areas or any other space in the Building not involving the Tenant, its agents, employees, licensees, guests or contractors and not caused by the negligent or intentional act or omission of Tenant or its servants, agents or employees;. This indemnity shall not extend to the intentional or negligent acts or omissions of Tenant or its agents, officers, contractors or employees.

Notwithstanding anything to the contrary contained in this Lease, whether the cause of any damages, loss or liability is insurable, insured or not insured, foreseen or unforeseen, in no event shall either party be responsible or liable to the other arty for anticipatory profits or any indirect, special, incidental or consequential damages of any kind or nature arising directly or indirectly in connection with the construction, use or operation of the Premises or the Building the exercise of any rights related thereto. The foregoing shall apply regardless of the fault, negligence or strict liability of either party and shall apply whether such losses or damages are based on an action or claim in contract or tort, including negligence, strict liability or otherwise.

11. **DESTRUCTION.** If the leased Premises or the Building is destroyed or damaged by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Landlord may, at Landlord's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof, provided that within sixty (60) days after such destruction or injury Landlord shall in writing notify Tenant of Landlord's intention to do so. During the period from destruction or damage until restoration, the rent shall be abated in the same ratio as that portion of the leased Premises which Landlord reasonably determines is unfit for occupancy shall bear to the whole leased Premises, except that in the event more than one-half of the Premises is unfit, then the entire rent shall be abated and Tenant shall temporarily vacate the Premises. Notwithstanding the above, if the Premises are not restored and Tenant cannot reasonably resume full operation of its business within two hundred and forty (240) days from such destruction or injury, the Tenant may, with written notice to Landlord, immediately terminate this lease. If damage is due to the fault or neglect of Tenant or its employees there shall be no abatement of rent and no right to terminate the lease.

Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant.

The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration, except to the extent that such occurrences arise out of or in any way are connected with, or resulting from the gross negligence, intentional act or omission of Landlord, its officers, agents, contractors or employees.

12. **CONDEMNATION.** If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession. If more than 25% of the floor area of the improvements on the Premises is taken by condemnation, Tenant may by a written notice within ten (10) days after notice of such taking (or absent of such notice, within ten (10) days after the condemning authority takes possession) terminate this Lease as of the date the condemning authority takes possession. If Tenant does not so terminate, this Lease shall remain in effect as to the portion of the Premises remaining except that the rent shall be reduced in the proportion that the floor area taken bears to the original total floor area; provided that if circumstances make abatement based on floor area unreasonable, the rent shall abate by a reasonable amount to be determined by Landlord. Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages; provided, that Tenant shall be entitled to any award for the loss of or damage of Tenant's trade fixtures and removable personal property. Notwithstanding the foregoing, Tenant shall have the right to any award granted to Tenant for its moving, relocation and other expenses or losses, and Tenant shall be allowed to assert its claim for losses or expenses in a separate claim with the condemning authority so long as such action does not reduce or delay Landlord's claim.

13. **ASSIGNMENT AND SUBLETTING.** Tenant shall not assign, let, sublet, mortgage, encumber or otherwise transfer any interest in this Lease, (collectively referred to as a "Transfer") or any part thereof, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord shall approve or disapprove of Tenant's written request for an assignment of this Lease or a sublet of the Premises within 30 days after the date Landlord receives such a request and all documentation requested by Landlord relating to the financial condition, proposed use of the Premises and other information related to the proposed assignment or sublease. This Lease shall not be assignable by operation of law. No Transfer shall relieve Tenant of any liability under this lease notwithstanding Landlord's consent to such transfer. Consent to any Transfer shall not operate as a waiver of the necessity for Landlord's consent to any subsequent Transfer.

If Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation or liquidation or any change in the ownership, or power to vote the majority of the outstanding voting stock of Tenant shall constitute an assignment for the purpose of this section. Subject to the provisions above, this Lease shall be binding upon and inure to the benefit of the parties, heirs and successors and assigns.

As a condition to Landlord's approval, if given, any potential assignee or sub-Tenant otherwise approved by Landlord shall assume all obligations of the Tenant under this Lease and shall be jointly and severally liable with Tenant and any guarantor, if required, for the payment of Rent and performance of all terms of this Lease. In connection with any Transfer, Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments. Further, if under a sublease agreement, the sublease pays rent in excess of the base rental rate between Landlord and Tenant, Tenant agrees to pay one-half (1/2) of the difference to the Landlord, in addition to the base rental rate, after all of Tenant's marketing and transaction costs are netted against all rents due.

Notwithstanding the foregoing, Tenant may assign or otherwise transfer this Lease in whole or in part, with Landlord's written consent, to a parent, subsidiary, or affiliate entity, or an entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant or to any successor in interest of all or substantially all of the assets or business of Tenant in the market defined by the FCC in which the Property is located as a result of merger, acquisition or other reorganization (collectively an

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"Affiliate Transfer"), on the condition that the transferee has the same or greater financial capacity and cash flow as the Tenant, as reasonably determined by Landlord, will use the Premises for the same purposes and is otherwise acceptable to Landlord and provides evidence of such which is satisfactory to Landlord. .

14. **DEFAULT.**

a. The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Tenant:

1. Vacation or abandonment of the Premises, which consists of an absence of use by Tenant of the Premises for a period exceeding thirty (30) consecutive days together with a default by Tenant in the payment of rent due hereunder, except as allowed in this agreement.

2 . Failure by Tenant to make any payment required as and when due; including payment of rent and Additional Rent; (collectively "rent") in this Lease.

3. Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than making of any payment, where such failure shall continue for a period of Ten (10) days after written notice from Landlord, provided that if the nature of Tenant's obligation is such that more than ten (10) days are required for performance, Tenant shall not be in default if Tenant commences performance within ten (10) days of Landlord's notice and thereafter diligently completes Tenant's performance within a reasonable time.

4.(i) The making by Tenant of general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at Premises of Tenant's interest in this Lease.

b. **Notice by Tenant of Default.** Tenant shall notify Landlord promptly of any default not by its nature necessarily known to Landlord.

c. **Default by Landlord.** Landlord shall not be in default unless Landlord fails to perform its obligations within thirty (30) days after notice by Tenant specifying wherein Landlord has failed to perform; provided that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within thirty (30) days of Tenant's notice and thereafter completes Landlord's performance within a reasonable time.

15. **REMEDIES IN DEFAULT.** In the event of any material default or breach Landlord may, at any time without waiving or limiting any other right or remedy, reenter and take possession of the Premises or terminate this Lease, or pursue any remedy allowed by law. Tenant agrees to pay Landlord the cost of recovering possession of the Premises, the expenses of re-letting, including commissions, and any other costs or damages arising out of Tenant's default. Notwithstanding any reentry or termination, the liability of Tenant for the rent provided for herein shall not be extinguished for the balance of the term of this Lease, and Tenant covenants and agrees to make good to the Landlord any deficiency arising from re-letting the Premises at a lesser rent than herein agreed to. Tenant shall pay such deficiency each month as the amount thereof is ascertained by the Landlord or Landlord may, at its sole option, elect to accelerate the rent for the term of the Lease and collect the entire rent, discounted for present value at two percent below the Prime Rate quoted in the Wall Street Journal, at the time of default. Landlord agrees to use reasonable efforts to mitigate damages.

16. **ACCESS.** Tenant will have access to the Premises and parking area twenty-four (24) hours per-day, seven (7) days per week, fifty-two (52) weeks per year. Tenant shall permit Landlord to enter the Premises at reasonable times for the purpose of inspecting, altering and repairing the Premises and ascertaining compliance with the provisions hereof by Tenant. Landlord may also show, upon providing Tenant with advance notice of not less than one (1) business day, the demised Premises to prospective purchasers or, during the final 180 days

of the Lease Term, and Landlord may show the Premises to tenants at reasonable times, provided that Landlord shall not unreasonably interfere with Tenant's business operation.

17. **WAIVER OF SUBROGATION.** Tenant and Landlord each waive any and all rights of recovery against the other, or against the office employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Tenant and Landlord, shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in the Lease.

HOLD-OVER TENANCY. Tenant shall advise Landlord in writing at least Ninety (90) days prior to their lease termination date of their intent. If Tenant does not provide such notice *and* execute either a new lease agreement or written extension, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, which tenancy may be terminated as provided by law. Tenant shall than be considered in occupancy as a Hold-Over Tenant and agrees to be bound by all of the terms, covenants and conditions as herein specified, insofar as applicable, except that Tenant shall pay Base Rent for each month or partial month of occupancy thereafter at a rate equal to one hundred fifty percent (150%) of the Base Rent for the last month of the Term, together with such other amounts as may become due hereunder.

If Tenant holds over with the consent of Landlord in writing, (which shall not be unreasonably withheld or delayed), Tenant shall occupy the Premises under this Lease on a month-to-month basis and Base Rent shall remain one hundred percent (100%) of the Base Rent for the last month of the Term or such lower rate agreed to in writing.

18. **COMPLIANCE WITH LAW.** Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may thereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire insurance under writers or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction of the admission of Tenant in any action against Tenant, whether Landlord be a part thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between the Landlord and Tenant.

19. **RULES AND REGULATIONS.** Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants or occupants. **See Exhibit G.**

20. **PARKING.** Landlord shall provide a minimum of 4 stalls per 1,000 usable square feet of space leased. There are six parking stalls designated for Radiant Logistics, Inc's. exclusive use and shall be maintained and marked as such. All other parking shall be on a first-come first-serve basis. Tenant shall have the right to use, in common with other tenants or occupants of the Building, the parking facilities of the Building subject to the rules and regulations, and any commercially reasonable maintenance charges of Landlord for such parking facilities, which may be established or altered by Landlord at any time or from time to time during the term hereof.

21. **MORTGAGES, DEEDS OF TRUST (OFFSET STATEMENT).** It is understood and agreed that Landlord may mortgage, or grant deeds of trust with respect to the leased Premises or the property of which such Premises are a part. Tenant agrees to execute, at the request of Landlord, such reasonable certificates as may be required by a mortgagee or trust deed beneficiary stating that the lease is in full force and effect and the dates to which the rent and charges have been paid. Upon a foreclosure and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this lease.

22. **SUBORDINATION.** Tenant agrees that this Lease shall be subordinate to the lien of any mortgage or deeds of trust now or hereafter placed against the real property of which the Premises comprise a part, and to all renewals and modifications, supplements, consolidations and extensions thereof; provided, however, in the event that any mortgagee or beneficiary shall so elect, Landlord reserves the right to subordinate said mortgage lien to this Lease upon the terms required by such mortgagee or beneficiary. Notwithstanding the above, so long as Tenant is not in default herein, this Lease shall remain in full force and effect for the full term.

23. **HAZARDOUS SUBSTANCES.** Tenant shall not use, transport from or bring onto the Premises or allow anyone else to use, transport from or bring onto the Premises any Hazardous Materials or substances of any sort expect those used in general office work and then, only in small quantities necessary for use as an office. Tenant shall use and dispose of all such materials in full compliance with all laws and regulations and shall defend, indemnify and hold harmless Landlord from and against any and all administrative and judicial actions and rulings, claims, causes of action, demands and liability (collectively, "Claims") including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and reasonable attorney fees that Landlord may suffer or incur due to the existence or discovery of any hazardous substances or the migration of any hazardous substances to other properties or the release of any hazardous substances into the environment (collectively, "Actions"), that relate to or arise from the activities of Tenant, its employees, agents or contractors on the Premises and Property. The Landlord reserves the right of full review of Tenant's process, use of hazardous substances and management of hazardous waste. Tenant shall be required to provide to Landlord copies of all necessary permits for operation and hazardous waste response plan, if required. Landlord has right to require an environmental audit by third party on a periodic basis to assure compliance with all environmental laws. Landlord requires reporting of all inspections, notices of violation and orders to clean up contamination. Tenant must comply with all statutory requirements for site. Tenant shall comply with all environmental laws applicable to Tenant's activities. This indemnification shall be binding to Tenant beyond the termination of this Lease if Tenant is proven to have contaminated the Premises or property in any way. Removal and/or disposal of all hazardous substances will be at the sole expense of the Tenant. Landlord maintains the right of entry and right to remediate if Tenant fails to do so.

Landlord represents that it has no knowledge of any hazardous substances on or affecting the Premises and Property. Landlord agrees to defend, indemnify and hold harmless Tenant from and against any and all administrative and judicial actions and rulings, claims, causes of action, demands and liability (collectively, "Claims") including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and reasonable attorney fees that Tenant may suffer or incur due to the existence or discovery of any hazardous substances or the migration of any hazardous substances to other properties or the release of any hazardous substances into the environment (collectively, "Actions"), that relate to or arise from the activities of Landlord, its employees, agents or contractors on the Premises and Property. Landlord agrees to defend, indemnify and hold Tenant harmless from Claims resulting from Actions on the Property not by Landlord or Tenant prior to and during the Term and any Renewal Term of this Lease.

24. **TENANT'S PROPERTY.** Notwithstanding anything to the contrary in this Lease, all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by or on behalf of Tenant in the Premises shall remain the property of Tenant and may be removed by Tenant at any time during the Term of this Lease, subject to Landlord's lien rights. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from the installation or removal of such property.

25. **REMOVAL OF PROPERTY.** If Tenant fails to remove all of its effects from the Premises upon the expiration or earlier termination of this Lease for any cause whatsoever, Landlord may, at its option, any time after five (5) days written notice to Tenant of its intention to remove such effects, remove same in any manner that Landlord may dispose of or store such effects without liability to Tenant for loss thereof, and Tenant shall pay Landlord upon demand any and all expenses incurred in connection with such removal, including court costs, attorneys' fees, will reimburse Landlord for all damages caused by the installation or disposal or removal and, if Landlord elects to store rather than dispose of Tenant's personal property, Tenant shall reimburse Landlord for all reasonable storage charges and other charges incurred while such effects were in Landlord's possession.

26. **TAXES.** Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

27. **NOTICES.** All notices under this Lease shall be in writing and shall be effective when mailed by certified mail or delivered to Landlord, in accordance with Section **2(j)** above.

28. **GENERAL PROVISIONS.**

a. Addenda and Riders. Clauses, addenda and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

b. Waiver. The waiver by either party of any term, covenant or condition herein contained shall not be deemed to be a waiver of such covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent.

c. Joint Obligation. If there be more than one Tenant the obligations hereunder imposed upon Tenants shall be joint and several.

d. Marginal Headings. The marginal headings and Articles titles in the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction of interpretation of any part hereof.

e. Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

f. Recordation. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

g. Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises; therefore, in the event Tenant should fail to pay any installment of rent or any other sum due hereunder when due. Tenant shall pay to Landlord as additional rent a late charge equal to 5% of each installment that was not paid on the date due. A $35.00 charge will be paid by Tenant to Landlord for each returned check. If the default in rent is not cured within ten (10) days of the date Tenant receives notice that part or all of an installment of rent is past due then, in addition to the late charge, Landlord shall also be entitled to collect interest on all amounts past due at the rate of twelve percent (12%) per year. Such interest shall accrue from the first date the rent was due until all amounts owing have been paid in full.

h. Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties.

i. Inability to Perform. This Lease and the obligations of the Landlord hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if

such inability or delay is caused by reason of strike, labor trouble, acts of God, or any other cause beyond the reasonable control of the Landlord.

j. Attorney's Fees. In the event either party commences any action, litigation or arbitration against the other party arising out of or in connection with this Lease, the Premises, the Building [and/or the Project], or otherwise employs the services of an attorney to enforce or collect amounts owing under this Lease, including but not limited to, any action for recovery of any payment owed by either party under this Lease, for recovery of possession of the Premises, specific performance of its terms and conditions or for damages for breach of this Lease, actions in bankruptcy and the then the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the collection or action, together will all fees and costs incurred in preparation for such action and regarding any appeal derived from such action, whether or not litigation or arbitration is commenced. This provision shall survive the termination of this Lease.

k. Sale of Premises by Landlord. In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

l. Name. Tenant shall not use the name of the building or the development in which the building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

m. Separability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

n. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

o. Choice of Law. This Lease shall be governed by the laws of the State in which the Premises are located.

29. **SIGNAGE.** All signs and symbols placed on the Premises by Tenant, visible to the public, shall be subject to the prior approval of Landlord or Landlord's agent, which consent shall not be unreasonably withheld. Such signs shall be installed per local regulations and permitting procedures. Any signs so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant, then Landlord may have same so removed at Lessee's expense. The Landlord will provide building standard signage for the Tenant (at Landlord's expense) located at the main building directory and adjacent to or on Tenant's entry door. **See Exhibit C.**

30. **REPAIR RESPONSIBILITY.**

a. Except as expressly otherwise provided herein, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. Tenant shall upon the expiration or sooner termination of this Lease surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Except as specifically provided in an addendum, if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

gA BHC

b. Except as provided herein, Tenant shall, at its expense, clean, maintain and keep in good repair throughout the term of this Lease the entire Premises and appurtenances, including without limitation, signs, windows, doors, skylights, and trade fixtures.

31. **MAINTENANCE AND MANAGEMENT.**

a. Landlord shall maintain the common areas in good condition at all times. Landlord shall have the right to:

1. Establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the common areas.
2. Make changes to the common areas including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, or the direction of the flow of traffic.

b. Common areas, as defined in this lease, mean all parts of the building, and related land areas and facilities outside the individual leased Premises. Common areas include, without limitation:

1. The land upon which the Premises are located, pedestrian walkways and patios, landscaped areas, sidewalks, loading areas, parking areas and roads.
2. The structural parts of the building and other improvements in which the Premises are located, which structural parts include only the foundation, bearing and exterior walls (excluding glass and doors), subflooring, and roof (excluding skylights).
3. The unexposed electrical, plumbing, and sewage systems lying outside the Premises.
4. Window frames, gutters, and downspouts on the building in which the Premises are located.

c. Landlord shall not be liable, nor shall the rent be abated because of interruption of services caused by accident, strikes, necessity for repairs, or for any other reason beyond its control.

32. **UTILITIES.** Heat, lights, water and sewer are included in the operating expenses of the rental rate.

33. **JANITORIAL.** Landlord shall provide janitorial service at least three (3) nights per week in the office space only.

34. **AUTHORITY OF PARTIES.**

a. Corporate Authority. If Tenant is a corporation or limited liability company, each individual executing this Lease on behalf of said corporation or limited liability company represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or limited liability company, in accordance with a duly adopted resolution of the board of directors of said corporation or limited liability company or in accordance with the bylaws of said corporation or limited liability company, and that this Lease is binding upon said corporation or limited liability company in accordance with its terms.

36. **QUIET ENJOYMENT.** Landlord warrants that Tenant shall have quiet enjoyment of the Premises during the term of this Lease or any extension thereof. Landlord hereby represents and warrants that it has obtained all necessary approvals and consents, and has taken all necessary action to enable Landlord to enter into this Lease and allow Tenant to use and make improvements to the Premises, including without limitation, approvals and consents as may be necessary from other tenants, licensees and occupants of the Property.

37. **REASONABLE CONSENT**. At any time the consent or approval of Landlord or Tenant is required, such consent or approval shall not be unreasonably withheld, conditioned or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or Landlord concerning the benefits to be enjoyed under this Lease.

38. **NO AUTHORITY.** Tenant's employees, agents and contractors at the Premises shall not have the authority to negotiate with Landlord or to bind Tenant to any modification, amendment, termination or other agreement

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pertaining to the Lease or the Premises. Only the officer executing this Lease, or another duly authorized officer of Tenant of whom Landlord is notified in writing shall have such authority. Any modification, amendment, termination or other agreements pertaining to the Lease or the Premises which is not executed by the person identified above or otherwise identified in writing as shall not bind Tenant and shall be null and void. Landlord represents and warrants that it has full right, power, and authority to execute this Lease. Landlord has obtained all necessary approvals and consents, and has taken all necessary action to enable Landlord to enter into this Lease and allow Tenant to use and make improvements to the Premises.

Landlord:	Tenant:
PINE FOREST PROPERTIES, INC.	**RADIANT LOGISTICS, INC.**
BY: [signature]	**BY:** [signature]
ITS: Pres	**ITS:** CEO

SA BKC

THIS LEASE IS SUBJECT TO ACCEPTANCE BY LANDLORD

STATE OF Washington
) ss.
COUNTY OF King

On this 23rd day of July, 2007, before me personally appeared Scott Hull to me known to be the X President and/or ____ Vice President, respectively of Pine Forest Properties, Inc., the Corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he (is)/are authorized to execute the said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

BRENDA M. LYONS NOTARY PUBLIC COMMISSION EXPIRES 5-09-10 STATE OF WASHINGTON

Brenda M. Lyons
Brenda M. Lyons
Print Name
Notary Public in and for the State Washington
Residing at Redmond
My Commission expires: May 9, 2010

For Use by Corporations

STATE OF WA)
) ss.
COUNTY OF KING)

On this 19 day of JULY, 2007, before me personally appeared BOHN H. CRAIN to me known to be the ✓ President and ____ Secretary, respectively of Radiant Logistics, Inc., the Corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that BOHN CRAIN is/are authorized to execute the said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

JOYCE O. DOUGLAS NOTARY PUBLIC COMMISSION EXPIRES 6-09-10 STATE OF WASHINGTON

Joyce O. Douglas
JOYCE O. DOUGLAS
Print Name
Notary Public in and for the State WA
Residing at WOODINVILLE, WA
My Commission expires: JUNE 09, 2010

SR BHC

EXHIBIT "A"

TWELFTH PLACE BUSINESS PARK
LEGAL DESCRIPTION

That portion of Tracts 6, 7, 8, 9, 10, 11, 12 and 13, and of vacated 118th Ave NE (formerly Griffin Avenue) and vacated Northeast 14th Street (formerly McDermott Street), all in Brierwood Park, according to the plat thereof recorded in Volume 17 of Plats, page 18, in King County, Washington, lying Northeasterly of Northeast 12th Street, described as follows:

Beginning at the intersection of the Westerly margin of vacated 118th Avenue Northeast, with the Westerly production of the North line of Tract 1 of said plat; thence Southerly along said Westerly margin 656.6 feet, more or less, to a point from which the point of beginning bears North 4° 42' 22" West, 656.11 feet; thence South 89° 26' 53" East parallel with the North line of said Tract 6 to a point 25 feet Easterly, measured at right angles, from said Westerly margin and the TRUE POINT OF BEGINNING: thence continuing South 89° 25' 53" East, 635.67 feet to point 60 feet West, measured at right angles, from the East line of said Tract 13; thence South 00° 33' 08" West parallel with the East line of said Tracts 13, 12 and 11, a distance of 402.31 feet to the South line of said Tract 11; thence North 89° 26' 53" West along the South line of said Tract 11, a distance of 241.40 feet; thence South 00° 33' 08" West, 73.56 feet to the Northeasterly margin of said Northeast 12th Street; thence North 50° 02" 04" West along said margin, 455.44 feet; thence continuing along said margin North 60° 30' 29" West, 56.27 feet to a point on a curb to the left the center of which bears North 84° 40' 32" West, having a radius of 1975.08 feet, through a central angle of 4° 37' 54", an arch distance of 159.66 to the TRUE POINT OF BEGINNING.

A total of 221,493 sq. ft. more or less.

SJ BH C

EXHIBIT "B"

RENT SCHEDULE

The Landlord and Tenant hereby agree to the following rent schedule during the term of this Lease:

Months 01-12	**05/01/07 – 04/30/08**	**$10,627.15 per month**
Months 13-24	**05/01/08 – 04/30/09**	**$11,051.21 per month**

Operating Expenses are part of the rent and are calculated per page 2 of the lease agreement and are due starting with the Lease Commencement date.

SM BHC

EXHIBIT "C"

TWELFTH PLACE BUSINESS PARK
SIGN POLICY

The purpose of a coordinated sign program is to allow each Tenant the right to identify its facility while at the same time maintaining a professional business atmosphere, which will enhance the image of all tenants in Twelfth Place Business Park.

Tenant shall have the right to install signage per Landlord's criteria and City of Bellevue sign regulations. Landlord will provide directory and doors signage for the primary tenant in the space. Tenant shall pay for all other signage and installation costs.

No signs, advertisements, or notices of any kind, including temporary banners, pennants attached to the building, about the Premises or installed in Tenant's window which are designed to be visible to the exterior will be permitted without Landlord's prior written approval.

EXHIBIT "D"

TENANT IMPROVEMENTS

The Tenant accepts the Premises in "As is" condition.

EXHIBIT "G"

RULES AND REGULATIONS

1. There shall be no smoking inside any Building, directly in front of the common entrances, or on the walkways and plazas. Smoking shall only be permitted outside in specifically designated areas.

2. Sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by any Tenant or used by them for purpose other than ingress to and egress from their respective Premises, and for going from one part of the Building to another part.

3. Movement in or out of the Building of furniture, office equipment, or other bulky materials which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours established by the Landlord. Pre-arrangements with Landlord shall be made regarding the time, method, and routing of such movement, and Tenant's shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or public resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

4. Telecommunications vendors shall not be allowed into the building phone rooms without prior written notice to the Landlord from the Tenant.

5. Deliveries of water, soft drinks, newspapers, or other such items to any Premises shall be restricted to business hours.

6. Plumbing fixtures shall be used only for the designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixture resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

7. The use of nails and screws within the Premises for attachment of light, non-structural items to the walls (such as pictures) do not require prior consent from Landlord. Nails, screws and other attachments to the Building require prior written consent from Landlord. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlords reasonable approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to , installation of telecommunications equipment, and electrical devices, as well as installation affecting floors, walls, woodwork, windows, ceilings, and any other physical portion of the Buildings.

8. Tenant shall cooperate with Landlord in maintaining the Premises. Unless specified in their Lease Agreement, Tenant shall not employ any person for the purpose of cleaning the Premises other than the Building's cleaning and maintenance personnel.

9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways.

10. No birds, fish, reptiles, or animals of any kind shall be brought into or kept in, on or about the Premises. Bird feeders and the feeding of any animal or bird are strictly prohibited. Exceptions are certified service animals required by an employee, owner or visitor to the Premises.

11. No Recreational vehicles or boats shall be parked or stored on the Premises. No vehicle washing/cleaning shall be done on the premises.

12. No vehicles shall be parked or stored in the warehouse spaces.

13. No cooking shall be done in the Premises except in connection with convenience lunch room or beverage service for employees and guests (on a non-commercial basis) in a manner which complies with all the provisions of the Lease and which does not produce fumes or odors. Barbeques and grills shall not be stored outside of the premises.

14. Food, soft drink or other vending machines shall not be placed within the Premises without Landlord's prior written consent.

15. Tenant shall not use or keep on its Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment.

16. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats on call from Tenant. Space heaters and portable air conditioning units are prohibited.

17. Tenant shall comply with all requirements necessary for the security of the Premises, including insuring exterior doors to the building are kept closed after normal business hours.

18. Landlord shall furnish Tenant with a reasonable number of initial keys for entrance doors into the Premises and may charge Tenant for additional keys, thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Premises without landlords' prior written consent and Tenant shall not make any duplicate keys, except those provided by Landlord. Upon termination of their Lease, Tenant shall surrender to Landlord all keys to the Premises, and give to Landlord the combination of all locks for sales and vault doors, if any, in the Premises.

19. Landlord retains the right, without notice or liability to any tenant, to change the name and street address of the Building.

20. Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited and each tenant shall cooperate to prevent these activities.

21. The Building hours of operation are (excluding holidays):

    7:00 A.M. to 6:00 P.M.Monday through Friday

    8:00 A.M. to 1:00 P.M.Saturday

22. Tenant shall take reasonable steps to prevent the unnecessary generation of refuse (e.g., choosing and using products, packaging, or other materials in business that minimize solid waste or that are durable, reusable or recyclable). Tenant shall proved or obtain recycling containers in its business for use by employees and customers shall recycle acceptable materials in the recycling containers provided by Landlord, and shall other use participate in the recycling program established by Landlord for the Project. Acceptable recyclable materials include, but are not limited to, the following: newspaper, cardboard, paperboard, office paper and other mixed paper, aluminum, tin and other metal, glass, and #1 (PETE) and #2 (HDPE) plastics.

23. The Compactor shall be used only for the designated purpose, (office waste) and no foreign substances of any kind shall be deposited therein. The discarding of personal trash or large items (furniture, office equipment, etc.) outside of the compactor or any other Tenant's dumpster is strictly prohibited.

24. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and

visitors. Such rules and regulations, when made and written notice given the Tenants, shall be binding as if originally included herein.